Exhibit 5.1
April 21, 2008
Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607
          Re: Martin Marietta Materials, Inc. 6.60% Senior Notes due 2018
Ladies and Gentlemen:
          We have acted as special counsel to Martin Marietta Materials, Inc., a North Carolina corporation (the “Company”), in connection with the public offering of $300,000,000 aggregate principal amount of the Company’s 6.60% Notes due 2018 (the “Securities”), issuable pursuant to the Indenture, dated as of April 30, 2007 (the “Base Indenture”), between the Company and Branch Banking & Trust Company, as Trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of the date hereof (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee.
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
          In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:
          (a) the registration statement on Form S-3ASR (File No. 333-142343) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 under the Securities Act, including information deemed to be a part of the registration statement pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, being hereinafter referred to as the “Registration Statement”);
          (b) the prospectus, dated April 25, 2007 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

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April 21, 2008

          (c) the preliminary prospectus supplement, dated April 16, 2008, relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;
          (d) the final prospectus supplement, dated April 16, 2008, relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations (together with the Base Prospectus, the “Prospectus”);
          (e) an executed copy of the Underwriting Agreement (the “Underwriting Agreement”);
          (f) an executed copy of the Base Indenture;
          (g) an executed copy of the Third Supplemental Indenture;
          (h) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and
          (i) an executed copy of the global certificate representing the Securities.
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that any Securities that may be issued will be issued in a form that complies with the Indenture and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the Company has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of the State of North Carolina and that the Company has complied and will comply with all aspects of North Carolina law in connection with the Indenture and the transactions contemplated by the Underwriting Agreement and the Indenture. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written

Martin Marietta Materials, Inc.
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statements and representations of officers and other representatives of the Company and others and of public officials.
          The Underwriting Agreement, the Indenture and the Securities are referred to herein collectively as the “Transaction Documents.”
          The opinions set forth below are subject to the following further qualifications, assumptions and limitations:
          (a) we have assumed that the execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Opined-on-Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;
          (b) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);
          (c) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any of the Transaction Documents or any transactions contemplated thereby; and
          (d) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.
          Our opinions set forth below are limited to those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined-on-Law”). We do not express any opinion with respect to the law of any

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jurisdiction other than Opined-on-Law or as to the effect of any such non-Opined-on-Law on the opinions herein stated.
          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that the Securities have been duly executed and delivered by Company to the extent governed by New York law, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.
          We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K, dated the date hereof. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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